SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2010

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

9990 Park Meadows Drive, Lone Tree, CO	80124
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On January 19, 2010, the Zynex, Inc. Board of Directors awarded the Company’s President and Chief Executive Officer, Thomas Sandgaard, a $90,000 cash bonus for his significant contributions to the Company in 2009.  This bonus is in addition to compensation payable under Mr. Sandgaard’s existing employment agreement.  In determining the bonus amount, the Board of Directors took into account the Company’s achievements during 2009 including, among other things, that the Company: (i) has been certified by Medicare; (ii) is presently debt free; (iii) conducted a successful move to the Company’s new headquarters; and (iv) is expanding its number of sales representatives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: January 22, 2010	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer